EXHIBIT 99.1

Contact:	Garland W. Koch	News Release
Chief Financial Officer
United PanAm Financial Corp.
949.224.1917
e-mail: gkoch@upfc.com

FOR IMMEDIATE RELEASE

UNITED PANAM FINANCIAL ANNOUNCES

FOURTH QUARTER 2003 RESULTS

Newport Beach, California – January 30, 2004 - United PanAm Financial Corp. (Nasdaq:UPFC) today announced results for its fourth quarter ended December 31, 2003.

For the quarter ended December 31, 2003 the company reported net income of $4.6 million, equal to $0.24 per diluted share, compared to net income of $3.5 million, or $0.20 per diluted share for the same period a year ago. This represents a 31% increase in net income between the two periods.

Net interest income, after provision for loan loss, for the fourth quarter of 2003 rose 33% to $18.2 million from $13.7 million in the fourth quarter of 2002.

For the year ended December 31, 2003, the company reported net income of $13.3 million, equal to $0.72 per diluted share, compared to net income of $12.5 million or $0.71 per diluted share for the comparable period a year ago. Income for the year ended December 31, 2003 was adversely impacted by the company’s previously announced change in accounting estimate relative to the allowance for loan losses.

The company purchased $112 million of gross auto loans during the fourth quarter of 2003, representing a 37% increase over the fourth quarter of 2002. Auto loans outstanding totaled $393.6 million at December 31, 2003, a 34% increase over December 31, 2002. The growth in auto loans is the result of planned expansion of the branch network throughout the country and portfolio growth at the branch level. During 2003, the company opened 16 new auto loan branches bringing our total to 70 branches in 26 states. The company plans to continue its philosophy of controlled expansion of the auto finance branch network.

Delinquency over 30 days and total repossessions decreased to 1.40% of auto loans at December 31, 2003, compared with 1.61% at December 31, 2002.

The annualized quarterly net charge off rate also decreased to 6.03% for the fourth quarter of 2003, compared with 6.69% for the comparable period in 2002.

“Our automobile financing unit, UACC, continues to grow at over 30% while at the same time experiencing substantial operational improvement; both charge-offs and delinquencies (plus total repossessions) have declined from last year”, said Guillermo Bron, Chairman. “These improvements have primarily been the result of management policies implemented during 2003. We expect additional improvement in 2004 as the economy recovers.”

United PanAm Financial Corp., a specialty finance company, originates and acquires for investment retail automobile installment sales contracts and insurance premium finance contracts. Its principal operating units include Pan American Bank, FSB, the largest Hispanic-controlled savings association in California, with $498 million in deposits at December 31, 2003, United Auto Credit Corporation with 70 branch offices in 26 states, and the insurance premium finance division, which is the largest non-insurance provider of financing for insurance premiums in California.

Any statements set forth above that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act (“SLRA”) of 1995, including statements concerning the company’s strategies, plans, objectives and intentions. Such statements are subject to a variety of estimates, risks and uncertainties, known and unknown, which may cause the company’s actual results to differ materially from those anticipated in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, such factors as limited operating history, the impaired or limited credit history of the company’s borrowers, the availability of additional financing, the concentration of the bank’s business in California, rapid growth of the company’s businesses, the reliance on the company’s systems and controls and key employees, fluctuations in market rates of interest, general economic conditions, the effects of accounting changes and other risks, certain of which are detailed from time to time in the company’s filings with the United States Securities and Exchange Commission.

# # #

Editors Note: Three pages of selected financial data follows.

(more)

United PanAm Financial Corp. and Subsidiaries

Consolidated Statements of Financial Condition

(Unaudited)

(Dollars in thousands)	December 31, 2003	December 31, 2002
Assets

Cash and due from banks	$8,376	$9,964
Short term investments	5,833	3,590

Cash and cash equivalents	14,209	13,554
Securities available for sale, at fair value	1,202,444	603,268
Loans, net of unearned discount	426,624	326,352
Less allowance for loan losses	(20,384)	(23,179)

Loans, net	406,240	303,173
Premises and equipment, net	3,163	2,700
Federal Home Loan Bank stock, at cost	11,563	1,675
Accrued interest receivable	9,849	6,785
Other assets	23,248	20,131

Total assets	$1,670,716	$951,286

Liabilities and Shareholders’ Equity

Deposits	$498,389	$468,458
Repurchase Agreements	1,052,205	384,624
Accrued expenses and other liabilities	6,795	8,545
Trust preferred securities	10,000	—

Total liabilities	1,567,389	861,627

Common stock (no par value)
Authorized, 30,000,000 shares Issued and outstanding, 16,100,204 at December 31, 2003 and 15,836,725 at December 31, 2002	66,109	64,957
Retained earnings	37,089	23,814
Unrealized gain on securities available for sale, net	129	888

Total shareholders’ equity	103,327	89,659

Total liabilities and shareholders’ equity	$1,670,716	$951,286

(more)

United PanAm Financial Corp. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
Interest Income
Loans	$25,130	$15,816	$84,614	$58,013
Securities	4,758	3,746	16,597	13,344

Total interest income	29,888	19,562	101,211	71,357

Interest Expense
Deposits	3,413	3,826	14,048	13,676
Federal Home Loan Bank advances	—	—		823
Repurchase Agreements	2,832	1,626	9,098	4,651

Total interest expense	6,245	5,452	23,146	19,150

Net interest income	23,643	14,110	78,065	52,207
Provision for loan losses	5,433	404	17,737	638

Net interest income after provision for loan losses	18,210	13,706	60,328	51,569

Non-interest Income
Net gain on sale of securities	104	220	506	491
Service charges and fees	221	200	872	787
Loan related charges and fees	76	75	307	306
Other income	414	205	1,678	296

Total non-interest income	815	700	3,363	1,880

Non-interest Expense
Compensation and benefits	7,288	5,548	26,538	20,474
Occupancy	1,219	1,060	4,485	3,769
Other	2,853	2,281	10,381	9,111

Total non-interest expense	11,360	8,889	41,404	33,354

Income before income taxes and cumulative effect of change in accounting principle	7,665	5,517	22,287	20,095
Income taxes	3,096	2,015	9,012	7,674

Income before cumulative effect of change in accounting principle	4,569	3,502	13,275	12,421

Cumulative effect of change in accounting principle net of tax	—	—	—	106

Net income	$4,569	$3,502	$13,275	$12,527

Earnings per share-basic:
Income before cumulative effect of change in accounting principle	$0.29	$0.22	$0.83	$0.79

Cumulative effect of change in accounting principle	—	—	—	0.01

Net income	$0.29	$0.22	$0.83	$0.80

Weighted average shares outstanding	16,020	15,771	15,914	15,630

Earnings per share-diluted:
Income before cumulative effect of change in accounting principle	$0.24	$0.20	$0.72	$0.70

Cumulative effect of change in accounting principle	—	—	—	0.01

Net income	$0.24	$0.20	$0.72	$0.71

Weighted average shares outstanding	19,098	17,687	18,464	17,588

(more)

Selected Financial Data

(Unaudited)

(Dollars in thousands)	At or For the Three Months Ended		At or For the Year Ended
	December 31, 2003	December 31, 2002	December 31, 2003	December 31, 2002
Automobile Finance Data
Gross contracts purchased	$112,203	$81,911	$449,175	$234,370
Contracts outstanding	408,002	294,855	408,002	214,020

Allowance for credit losses to total loans	4.93%	7.71%	4.93%	7.71%
Unearned discount on loans to total loans	3.52%	—%	3.52%	—%

Annualized net charge-offs to average contracts(1)	6.03%	6.69%	5.67%	6.20%
Delinquencies (% of net contracts)
31-60 days	0.49%	0.44%	0.49%	0.44%
61-90 days	0.17%	0.20%	0.17%	0.20%
90+ days	0.10%	0.09%	0.10%	0.09%
Repossessed assets	0.65%	0.88%	0.65%	0.88%

Insurance Premium Finance Data
Loans originated	$27,590	$22,927	$119,561	$106,948
Loans outstanding at period end	41,243	36,322	41,243	36,322
Allowance for loan losses	0.65%	1.27%	0.65%	1.27%
Annualized net charge-offs to average loans(1)	0.67%	0.52%	0.40%	0.72%
Allowance for credit losses to total loans	0.65%	1.28%	0.65%	1.28%

Other Data
Return on average assets(1)	1.13%	1.46%	0.99%	1.57%
Return on average shareholders’ equity (1)	18.01%	15.89%	13.75%	15.37%

Retail deposits	$344,025	$312,731	$344,025	$312,731
Brokered deposits	154,364	155,727	154,364	155,727
Weighted average interest rate on deposits	2.59%	3.22%	2.59%	3.22%

Consolidated capital to assets ratio	6.18%	9.43%	6.18%	9.43%
Pan American Bank capital ratios:
Tangible	6.12%	8.26%	6.12%	8.26%
Core	6.12%	8.26%	6.12%	8.26%
Risk-based	17.28%	18.48%	17.28%	18.48%

(1)	Quarterly information is annualized for comparability with full year information.